Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (no. 333-               ) of our report dated February 10, 2004 relating to the financial statements of Venturi Partners, Inc., which appears in the COMSYS IT Partners, Inc. Definitive Proxy Statement on Schedule 14A, filed on September 7, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
December 1, 2006